Exhibit 2.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (this “Amendment”) is made and entered into as of June 17, 2016, by and between CMC Acquisition, LLC, a Delaware limited liability company (“Buyer”), CRIC TRT Acquisition LLC, a Delaware limited liability company (“Seller”), and BNSF-Delpres Investments Ltd., an Ontario corporation (“Parent”).

RECITALS

WHEREAS, Buyer, Seller and Parent are parties to that certain Stock Purchase Agreement dated as of May 17, 2016 (the “Original Agreement”);

WHEREAS, Buyer, Seller and Parent desire to amend the Original Agreement as hereinafter provided; and

WHEREAS, Section 11.9 of the Original Agreement provides that the Original Agreement may be amended by the signed written agreement of Buyer and the Seller.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties, intending to be legally bound hereby, agree as follows:

1.Capitalized Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Original Agreement.

2.Amendment to Original Agreement. The Original Agreement shall be amended by changing the definition of “Outside Date” contained therein to July 15, 2016.

3.References. All references in the Original Agreement to “Agreement,” “herein,” “hereof,” or terms of similar import referring to the Original Agreement or any portion thereof are hereby amended to refer to the Agreement as amended by this Amendment.

4.Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Original Agreement shall remain in full force and effect in all respects.

5.Miscellaneous. The provisions of Section 11.8 (Governing Law) and Section 11.5 (Counterparts) of the Original Agreement are specifically incorporated into this Amendment.

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Exhibit 2.1

IN WITNESS WHEREOF, the parties have executed this Amendment to Stock Purchase Agreement as of the date first written above.

BUYER:
CMC ACQUISITION, LLC

	By:	/s/ Larry G. Swets, Jr.
Name: Larry G. Swets, Jr.
Title: President

SELLER:
CRIC TRT ACQUISITION LLC

	By:	/s/ Leo S. Schwartz
Name: Leo S. Schwartz
Title: Vice President

PARENT:
BNSF-DELPRES INVESTMENTS LTD.

	By:	/s/ Leo S. Schwartz
Name: Leo S. Schwartz
Title: Vice President